Exhibit 99.1

NEWS BULLETIN	RE:	INNSUITES HOSPITALITY TRUST
FROM		INNSUITES HOTEL CENTRE
INNSUITES HOSPITALITY TRUST		1625 E. NORTHERN AVENUE, # 105
NYSE MKT:IHT		Phoenix, Arizona 85020
FISCAL 2015		Phone: 602-944-1500
IBC Grows With Expanded Credit

FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President

602-944-1500

email: mberg@innsuites.com

Phoenix, AZ, October 30, 2014 - InnSuites Hospitality Trust (NYSE MKT:IHT)

InnDependent Boutique Collection ("IBC Hotels"), a subsidiary of IHT, now serves 6,500+ members representing approximately 20,000 hotels in 170 countries worldwide with 1.8 million hotel rooms and suites by providing all the benefit of a brand without the hassle including supplemental global branding, sales, marketing, reservations, hospitality services, InnDependent InnCentives® loyalty program, and state-of-the art online and mobile technology to enable guests to book unique, boutique and non cookie-cutter independent hotels coupled with area activities and services in one seamless experience. IBC Hotels continues to expand in terms of number of hotels and number of services offered.

On October 24, 2014, InnSuites Hospitality Trust through one its subsidiaries, entered into a short-term $300,000 credit card advance financing business loan with American Express Bank, FSB. On October 27, 2014, IHT extended its revolving line of credit to $2.0 million with Rare Earth Financial, LLC. The funds will be used for working capital and to expand IBC Hotels.

With the exception of historical information, the matters discussed in this news release may include "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance due to numerous risks and uncertainties and are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained.

For more information visit www.innsuitestrust.com or www.sec.gov